Profit Corporation
                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION

Pursuant to the provisions of the New Mexico Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

ARTICLE ONE:  The name of the corporation is (include NMPRC#):
Mountains West Exploration, Inc.

ARTICLE TWO: The following articles are amended as set forth here: (identify by article number and attach additional pages if necessary): Article Four: This
Article is hereby amended to reflect as follows: Each share of issued and outstanding common stock as of April 12, 2005, is reverse split on a one to fifty basis such that each old share represent 1/50 of a new share. A surrender of the old share certificate is required to be made by each shareholder in order to receive a new certificate required to be made by each shareholder in order to receive a new certificate reflecting the reverse split except for those certificates held in "Street Name." The new split adjusted share certificates will be transmitted to the shareholders of record upon surrender of old certificates.

ARTICLE THREE:   (select the applicable statement, and complete accordingly)

____ No shares have been issued,  and the  amendment was adopted by a resolution
of  the  board  of   directors.   The  date  the   amendment   was  adopted  was
__________________.

OR

__X__ Shares have been issued, and the amendment was adopted by a majority vote of the shareholders entitled to vote. The number of shares issued at the time of such adoption was 49,999,700.

The number of shares entitled to vote was 49,999,700.

The number of shares that voted for the amendment was _________________.

The number of shares that voted against the amendment was March 4, 2005.

The date the amendment was adopted was _________________.

 ARTICLE FOUR: (Complete only if applicable): The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is as follows: Each Shareholder may submit old certificates in exchange for new certificates reflecting the reverse split, but is not required to do so.

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ARTICLE FIVE: If these Articles of Amendment are not to be effective upon filing with the commission, the effective date is: (if an effective date is specified here, if cannot be a date prior to the date the articles are received by the commission) .

Dated: __________________________           Mountains West Exploration, Inc.
                                            --------------------------------
                                             Name of Corporation

                                               By /s/Denis Iler
                                           Signature of Authorized Officer